AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment ("the Amendment") is made this 1st day of October, 1997, by and among PeoplesBank, A Codorus Valley Company, (formerly known as People's Bank of Glen Rock) a Pennsylvania banking institution (the "Bank"), Codorus Valley Bancorp, Inc., a Pennsylvania business corporation (the "Corporation") and Larry J. Miller, an adult individual (the "Executive").

                                   WITNESSETH

     WHEREAS, the Bank, the Corporation and the Executive entered into a certain Employment Agreement effective the 1st day of January, 1993 (the "Employment Agreement"), which is attached hereto;

     WHEREAS, as a result of action by the Board of Directors at the Annual Strategic Planning Meeting, the Bank and the Corporation and the Executive desire to amend the Employment Agreement provisions regarding "Payments on Termination," which describes the Executive's severance compensation resulting from a Change of Control, as defined in the Employment Agreement;

     WHEREAS, in recognition of the valued services provided by the Executive in the past to the Bank and the Corporation, the Bank and the Corporation desire to amend the Payments on Termination provisions of the Employment Agreement resulting from a Change of Control, as an incentive for the Executive to continue to provide such valued services in the future;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, for good and valuable consideration, and intending to be legally bound hereby, the Bank, the Corporation and the Executive agree as follows:

     1. The Amendment is incorporated into the Employment Agreement by the Bank, the Corporation and the Executive, in accordance with Paragraph 18 of the Employment Agreement, entitled "Amendment."

     2. All terms set forth in the Amendment shall be defined and interpreted by the definitions, construction and intent of the Employment Agreement and shall have the same meaning as therein provided unless the context clearly requires a different meaning.

     3a. Paragraph 11(b) of the Employment Agreement is hereby amended as follows:

     If the Executive's employment is terminated by the Corporation or Bank (other than pursuant to paragraphs 10(a) or 10(b) or 10(c) hereof), then the Bank shall pay the Executive his full Annual Direct Salary (as defined in the Employment Agreement) from the date of termination through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. If the Executive shall terminate his employment for Good Reason, other than a Change of Control as defined herein, then the Bank shall pay the Executive an amount equal to his Annual Direct Salary. If the Executive shall terminate his employment for Good Reason, as defined in paragraph 10(d)(iv), constituting a Change of Control, then the Executive shall be entitled to receive a lump sum payment equal to 2.99 times his then current Annual Direct Salary. The Bank shall also maintain in full force and effect, for the continued benefit of the Executive for an equivalent period, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c), (d) and (e), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination.

     Notwithstanding  the preceding paragraph of this Section in the event that:

     (i) the aggregate payments or benefits to be made or afforded to the Executive under said paragraph (the "Payment Upon Termination") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 (the "Code") or any successor thereto, and

     (ii) if such Payments Upon Termination were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Payments Upon Termination (without such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then the Payments Upon Termination shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Payments Upon Termination provided by the preceding paragraph of this Section shall be determined by the Executive.

     3b. Accordingly, the following portion of Paragraph 11(b) of the Employment Agreement is hereby deleted:

          " . . . his full Annual Direct Salary from the Date of Change of Control as defined in paragraph 14 through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. The Bank shall also maintain in full force and effect, for the continued benefit of the Executive for an equivalent period, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c), (d), (e), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination."

     4. In all other respects, the Employment Agreement, as amended above, is hereby ratified and confirmed by the Bank, the Corporation and the Executive. All other provisions of the Employment Agreement shall remain in full force and effect as amended hereby.

     IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed the Amendment as of the date, month and year first above written.

ATTEST:                                             CODORUS VALLEY BANCORP, INC.


/s/ Dallas L. Smith                             By: /s/ George A. Trout
------------------------                            ----------------------------
Dallas L. Smith                                     Dr. George A. Trout
Secretary                                           Chairman of the Board


ATTEST:                                             PEOPLESBANK,
                                                    A CODORUS VALLEY COMPANY


/s/ Barbara J. Myers                            By:  /s/ Barry A. Keller
------------------------                             --------------------------
Barbara J. Myers                                     Barry A. Keller
Secretary                                            Chairman of the Board

WITNESS:


/s/ Harry R. Swift                                   /s/ Larry J. Miller
------------------------                             ------------------------
Harry R. Swift                                       Larry J. Miller

                      EXECUTIVE EMPLOYMENT AGREEMENT, DATED
                  AS OF JANUARY 1, 1993, BETWEEN CODORUS VALLEY
                  BANCORP, INC., PEOPLES BANK OF GLEN ROCK AND
                                LARRY J. MILLER

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


     THIS AGREEMENT is made as of the 1st day of January, 1993, between Peoples Bank of Glen Rock, a Pennsylvania banking institution (the "Bank"), Codorus Valley Bancorp, Inc., a Pennsylvania business corporation (the "Corporation") and Larry J. Miller, an adult individual (the "Executive").

     WHEREAS, the Bank is a subsidiary of the Corporation; and

     WHEREAS, the Corporation desires to employ the Executive as its President and Chief Executive Officer and the Bank desires to employ the Executive as its President and Chief Executive Officer both under the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERMS OF EMPLOYMENT. The Corporation and Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Corporation and Bank for a term of three (3) years beginning on January 1, 1993, and ending on December 31, 1995, subject, however, to prior termination of this Agreement as set forth below. Furthermore, subject to the subsequent provisions, upon the expiration of the first twelve (12) full calendar months after the date first above written, the term hereof shall be extended for another twelve (12) full calendar months, and upon expiration of each subsequent twelve (12) full calendar months thereafter the term of this Agreement shall be likewise extended for an additional twelve (12) full calendar months. Such extension of this Agreement's term shall be automatic unless the Corporation and Bank provides the Executive written notice of their intention not to extend this Agreement, which written notice shall be given by the Corporation and Bank not less than thirty
(30) days before the expiration of the current twelve (12) months.

     2. POSITION AND DUTIES. The Executive shall serve as the President and Chief Executive Officer of the Corporation and Bank and a member of the Board of Directors of the Corporation and Bank, reporting only to the Board of Directors of the Corporation and Bank and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and Bank, provided that such powers and duties are consistent with the Executive's position as the Chief Executive Officer in charge of the general management of the Corporation and Bank.

     3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his working time, ability and attention to the business of the Corporation and Bank during the term of this Agreement. The Executive shall notify the Board of Directors of the Corporation and Bank in writing and receive written approval from the Corporation and Bank before the Executive engages in any other business or commercial duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation or Bank, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation or Bank. Executive shall not be precluded, however, upon written notification to the Boards of Directors, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Boards' reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Bank and Corporation.

     4. COMPENSATION.

     (a) ANNUAL DIRECT SALARY: As compensation for services rendered the Corporation and Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual direct salary of One Hundred Twenty-Five Thousand ($125,000.00) Dollars per year, (the "Annual Direct Salary") payable in substantially equal bi-monthly installments (or such other intervals of the Bank's payroll policy) prorated for any partial employment period. The Annual Direct Salary shall be reviewed annually, no later than November 30 of the then calendar year and shall be subject to such annual change (but not reduced below $125,000.00 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for the Bank's senior management) as may be set by the Board of

Directors of the Corporation and Bank taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive's leadership.

     (b) ANNUAL BUSINESS PLAN. The Executive shall prepare a business plan establishing the financial and business goals of the Corporation and Bank prior to the start of each fiscal year. The business plan prepared by the Executive shall be reviewed promptly by the Board of Directors of the Corporation and Bank, which may in its sole discretion alter or modify such plan prior to its adoption.

     (c) BONUS. The Board of Directors of the Corporation and Bank in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance.

     (d) DIRECTOR FEES. The Executive shall not be entitled to any director's fee or other compensation as paid to other members of the Board of Directors of the Bank and/or Corporation or subsidiaries of either. The Executive also agrees to serve on any committee of the Board of Directors of the Bank and/or Corporation or subsidiary of either without any additional compensation or fees.

     5. FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES.

     (a) EMPLOYEE BENEFIT PLANS. The Executive shall be entitled to participate in or receive benefits under all Bank employment benefit plans including, but not limited to, any pension
                                       -4-
plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.

     (b) VACATION, HOLIDAYS, SICK DAYS AND PERSONAL DAYS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than four (4) weeks (two weeks of which shall be in sequence unless excused from such requirement by the Board of Directors) in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days given by the Bank to its employees.

     (c) BUSINESS EXPENSES. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Bank for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Bank policy.

     (d) AUTOMOBILE. The Executive shall be entitled to the use of a Bank purchased or leased automobile of the following make and model, or such comparable model as may be agreed upon by the

Board of Directors and the Executive: Chrysler New Yorker. The Executive shall also be entitled to reimbursement for all operating expenses of the automobile, including, but not limited to, oil, gasoline, maintenance, repairs and insurance. The use of said automobile shall be limited to the Executive, his spouse, authorized Bank personnel, or designated driver in the event of an emergency.

     (e) MEMBERSHIP DUES. While serving as President and Chief Executive Officer of the Corporation and Bank, Executive shall be reimbursed for membership dues to the Lafayette Club of York along with reasonable club expenses incurred during the conduct of Bank or Corporation business.

     6. POSITIONS. The Executive agrees to serve without additional compensation as a director on the Board of Directors of the Corporation or Bank and, if elected or appointed thereto, in one or more offices of the Corporation or Bank, and/or in one or more offices or as a director of any of the Corporation's and/or Bank's subsidiaries.

     7. LIABILITY INSURANCE. The Bank shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank to obtain such insurance, if the Board of Directors of the Bank determine that such coverage cannot be obtained at a reasonable price.

     8. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Corporation or Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any material confidential information obtained by him while in the employ of the Corporation or Bank with respect to any of the Corporation or Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be materially damaging to the Corporation or Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation or Bank or any information that must be disclosed as required by law.

     9. RESTRICTIVE COVENANT. The Executive covenants and agrees that the Executive shall not directly or indirectly, within the marketing area of the Bank (defined as an area within fifty (50) miles of the registered office of the Bank), enter into or engage generally in direct or indirect competition with the Corporation or

Bank or any subsidiary of the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of one year after the date of termination of his employment if the Executive's employment is terminated for any reason whatsoever except upon resignation by the Executive for "Good Reason" under paragraph 10(d) hereof (except that change of control shall not constitute Good Reason for this paragraph). The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation which is in competition with the Bank or Corporation, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of action of the Executive against the Corporation or Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or Bank of this covenant. The Executive agrees that any breach of the restrictions set forth in paragraphs 8 and 9 will result in irreparable injury to the Corporation or Bank for which it shall have no adequate remedy at law and the Corporation or Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

     10. TERMINATION.

     (a) The Executive's employment hereunder shall terminate upon his death.

     (b) If the Executive becomes disabled because of sickness, physical or mental disability, or any other reason, the Corporation or Bank shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Executive shall be deemed to have become "disabled" only in the event and at such time as he qualifies (after expiration of any applicable waiting period) to receive benefits for total disability under the employee disability insurance benefit plan referred to in paragraph 5(a) above.

     (c) The Corporation or Bank may terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, the Corporation or Bank shall have "Cause" to terminate the Executive's employment hereunder upon (1) the willful failure by the Executive to substantially perform his duties hereunder, or (2) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank, or (3) the willful violation by the Executive of the provisions of paragraphs 3 or 8 hereof after notice from the Bank and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter if the Executive is diligently attempting to cure the violation, or (4) the dishonesty or gross negligence of the Executive in the performance of his duties or (5) the breach of Executive's fiduciary duty involving personal profit, or (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority any of which materially jeopardizes the business of the Corporation or Bank, or (7) moral turpitude or other conduct on the part of Executive which brings public discredit to the Corporation or Bank or (8) the Executive's failure to be elected and serve as a member of the Board of Directors of the Corporation.

     (d) The Executive may terminate his employment hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason: shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by, paragraphs 2 and 6 hereof, or (ii) any removal of the Executive from (other than as a result of his regulatory removal or failure to be re-elected on the Corporation and Bank's Boards of Directors) any of the positions indicated in paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause, or (iii) failure of the Bank to comply with paragraph 5 hereof, or (iv) any Change of Control (as defined herein); all after notice from the Executive to the Corporation and Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within thirty (30) days of said notice, or if said situation cannot be cured within thirty (30) days, within a reasonable time thereafter if a diligent effort is being made to cure such situation.

     11. PAYMENTS UPON TERMINATION.

     (a) If the Executive's employment shall be terminated because of death, disability or for Cause, the Bank shall pay the Executive or his fiduciary his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and the Corporation and Bank shall have no further obligation to the Executive under this Agreement.

     (b) If the Executive's employment is terminated by the Corporation or Bank (other than pursuant to paragraphs 10(a) or 10(b) or 10(c) hereof), then the Bank shall pay the Executive his full Annual Direct Salary from the date of termination through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. If the Executive shall terminate his employment for Good Reason, other than a Change of Control as defined herein, then the Bank shall pay the Executive an amount equal to his Annual Direct Salary. If the Executive shall terminate his employment for Good Reason, as defined in paragraph 10(d)(iv), constituting a Change of Control, then the Bank shall pay the Executive his full Annual Direct Salary from the Date of Change of Control as defined in paragraph 14 through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. The Bank shall also maintain in full force and effect, for the continued benefit of the Executive for an equivalent period, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c), (d), and (e), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.

     (c) In the event the Executive serves the full term of this Agreement, and the Bank or Corporation do not offer to renew this Agreement, the Executive shall not be entitled to any severance allowance whatsoever and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.

     12. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation, Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.

     13. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of

Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, or (c) the sale or transfer of all or substantially all of the Bank or Corporation's assets.

     14. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

     (a) the first  date on which a single  person  and/or  entity,  or group of
affiliated  persons  and/or  entities,   acquire  the  beneficial  ownership  of
twenty-five percent (25%) or more of the Corporation's voting securities, or

     (b) the date of the transfer of all or substantially all of the Bank or Corporation's assets, or

     (c)  the  date  on  which  a  merger,   consolidation   or  combination  is
consummated, as applicable, or

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under paragraph 13(b) above, ceased to be a majority.

     15. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the  Executive:    Larry  J.  Miller
                              102  Raypaula  Drive
                              Shrewsbury, Pennsylvania 17361

     If to the Bank:          Chairman of the Board
                              Peoples Bank of Glen Rock
                              One Manchester Street
                              Box 67
                              Glen Rock, Pennsylvania 17327

     If to the Corporation:   Chairman of the Board
                              Codorus Valley Bancorp, Inc.
                              One Manchester Street
                              Box 67
                              Glen Rock, Pennsylvania 17327


or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     16. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Corporation and the Bank and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment except as set forth in paragraph 19.

     17.   SEVERABILITY.   If  any  provision  of  this  Agreement  is  declared
unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     18. AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing.

     19. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Bank under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to his estate.

     20. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     21. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and Bank, and this Agreement contains all the covenants and agreements between the parties with respect to the employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives the day and year above mentioned.

ATTEST:                              PEOPLES BANK OF GLEN ROCK


/s/ Barbara J. Myers             By: /s/ Jeffrey C. Bortner
------------------------------      --------------------------
Secretary                            Jeffrey C. Bortner
                                     Chairman of the Board


ATTEST:                              CODORUS VALLEY BANCORP, INC.


/s/ Barry A. Keller               By: /s/ Jeffrey C. Bortner
------------------------------       ----------------------------
Secretary                            Jeffrey C. Bortner
                                     Chairman of the Board

WITNESS:



/s/ Dallas L. Smith               By: /s/ Larry J. Miller
------------------------------        ---------------------------
Dallas L. Smith                       Larry J. Miller